UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31-70-373-2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2016, Chicago Bridge & Iron Company N.V. (the “Company”) issued a press release announcing that Patrick K. Mullen has been promoted to serve as the Company’s Chief Operating Officer, effective immediately. In this new role, Mr. Mullen will have responsibility for the Company’s project operations, commercial and support functions around the world, in addition to working with the executive team in developing key strategies for the future.

Mr. Mullen, 52, previously served as Executive Vice President and President of the Company’s Engineering & Construction operating group. He joined the Company in 2007 through the Company’s acquisition of Lummus Global and has worked in strategic, operational and commercial leadership roles throughout the Company. Mr. Mullen has worked in the energy infrastructure industry for more than 25 years and currently serves on Vectren Corporation’s board of directors. He holds a bachelor’s degree in chemical engineering from the University of Notre Dame and a master’s degree in business administration from Northwestern University’s Kellogg School of Management.

The full text of the press release issued by the Company on September 20, 2016 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release dated September 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director

Date:	September 22, 2016	By:	/s/ Michael S. Taff
Michael S. Taff Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated September 20, 2016